TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5235	TELEPHONE (713) 651-9191

EXHIBIT 23.D

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-158205), Form S-8 (File Nos. 333-168695, 333-162995, 333-127951, 333-126599, 333-126597, 333-96959, 333-26813, 333-26831, 333-26823, 333-94717, 033-46519, 033-49956, 033-51851, 033-57553, 033-51853, 333-75781, 333-78949, 333-78951, 333-78979, 333-94719, 333-64240, 333-31060) of El Paso Corporation and Form S-4 (File No. 177895) of Kinder Morgan, Inc. of the reference to us and our reports under the captions “Part I. Business — Exploration and Production Segment — Oil and Natural Gas Properties” and “Part II. Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Supplemental Oil and Natural Gas Operations (Unaudited)” and our reserve reports attached as Exhibit 99.A in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2011.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

February 24, 2012

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